Exhibit 99.1

Investor Relations Contact:
Suresh Bhaskaran
Xilinx, Inc.
(408) 879-4784
ir@xilinx.com

XILINX REPORTS SECOND QUARTER FISCAL YEAR 2021 RESULTS

●	Revenues of $767 million, exceeding the mid-point of guidance and up 5% sequentially
●	Record Data Center Group (DCG) revenue, with 23% sequential and 30% annual growth
●	Automotive, Broadcast & Consumer (ABC) revenue increased 36% sequentially, driven by Automotive market improvement
●	Free cash flow of $232 million, or 30% of revenue
●	Returned $93 million to stockholders through dividends

SAN JOSE, Calif., October 21, 2020 -- Xilinx, Inc. (Nasdaq: XLNX), the leader in adaptive computing, today announced revenues of $767 million for the second quarter of fiscal year 2021.

GAAP net income for the quarter was $194 million, or $0.79 per diluted share. Non-GAAP net income was $203 million, or $0.82 per diluted share.

The Xilinx Board of Directors declared a quarterly cash dividend of $0.38 per outstanding share of common stock payable on December 2, 2020 to all stockholders of record at the close of business on November 11, 2020.

Additional second quarter of fiscal year 2021 comparisons are provided in the charts below.

Q2 Fiscal 2021 Financial Highlights
(In millions, except EPS)

	GAAP

	Q2	Q1	Q2
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
Net revenues*	$767	$727	$833	5%	-8%
Operating income	$205	$176	$204	17%	1%
Net income	$194	$94	$227	107%	-15%
Diluted earnings per share	$0.79	$0.38	$0.89	108%	-11%

	Non-GAAP

	Q2	Q1	Q2
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
Net revenues*	$767	$727	$833	5%	-8%
Operating income	$216	$187	$217	16%	0%
Net income	$203	$160	$240	27%	-15%
Diluted earnings per share	$0.82	$0.65	$0.94	26%	-13%

* No adjustment between GAAP and Non-GAAP

“We are pleased with our fiscal second quarter performance, which came in above the mid-point of guidance,” said Xilinx president and CEO Victor Peng. “Our strong results were driven by another record quarter in our Data Center Group and Aerospace & Defense businesses, as well as improvement in our Automotive and Broadcast end markets. In addition, RFSoC sales ramped meaningfully with a tier-1 wireless OEM customer for 5G radio deployment in North America.

“Our strategic transformation to an adaptive platform company continues with healthy design win momentum during the quarter. Notable customer wins included a marquee SmartNIC design win with a U.S. tier-1 hyperscaler, as well as Zynq MPSoC design wins with Subaru and Continental. We also remain on track with our Versal program ramp with a leading wireless OEM later this year.”

“Xilinx business continued to strengthen in fiscal Q2, buoyed by the economic recovery and increasing demand across our broad set of end markets,” said Xilinx CFO Brice Hill. “This drove better than expected sequential revenue growth of 5% and GAAP operating income growth of 17%, resulting in $232 million of free cash flow and $93 million in capital return to stockholders with our quarterly dividend. Our financial position is strong and we remain confident as we prepare to expand the Zynq and Versal product lines and capture additional growth opportunities.”

Net Revenues by Geography:
	Percentages			Growth Rates
	Q2	Q1	Q2
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
North America	29%	26%	28%	20%	-4%
Asia Pacific	48%	54%	51%	-7%	-13%
Europe	18%	13%	15%	47%	10%
Japan	5%	7%	6%	-25%	-23%

Net Revenues by End Market:
	Percentages			Growth Rates
	Q2	Q1	Q2
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
A&D, Industrial and TME	44%	45%	36%	3%	11%
Automotive, Broadcast and Consumer	16%	12%	16%	36%	-8%
Wired and Wireless Group	26%	32%	38%	-13%	-36%
Data Center Group	14%	12%	10%	23%	30%
Channel	0%	-1%	0%	NM	NM

Net Revenues by Product:
	Percentages			Growth Rates
	Q2	Q1	Q2
	FY2021	FY2021	FY2020	Q-T-Q	Y-T-Y
Advanced Products	70%	68%	74%	8%	-13%
Core Products	30%	32%	26%	-1%	6%

Products are classified as follows:
Advanced Products: Alveo and related products, UltraScale+, UltraScale and 7-series products.
Core Products: Virtex-6, Spartan-6, Virtex‐5, CoolRunner‐II, Virtex-4, Virtex-II, Spartan-3, Spartan-2, XC9500 products, configuration solutions, software & support/services.

Key Statistics:
(Dollars in Millions)

	Q2	Q1	Q2
	FY2021	FY2021	FY2020

Annual Return on Equity (%) (1)	24	26	37
Operating Cash Flow	$248	$245	$224
Depreciation Expense (including software amortization)	$30	$32	$22
Capital Expenditures (including software)	$15	$15	$34
Free Cash Flow (2)	$232	$230	$190
Inventory Days (internal)	114	114	104
Revenue Turns (%)	38	31	37

(1)Return on Equity = Trailing twelve months GAAP Net Income / average Stockholders’ Equity
(2)Free Cash Flow = Operating Cash Flow - Capital Expenditures (including software)

Product and Financial Highlights - Fiscal Second Quarter 2021

•Advanced Products were 70% of total revenue, an 8% increase Q-T-Q and 13% decrease Y-T-Y. Zynq-based revenue grew 28% Q-T-Q and declined 20% Y-T-Y, and represented 22% of total revenue. Sequential strength was driven by improvement in the Automotive end market and 5G ramp in the Wireless end market.
•Subaru selected Xilinx to power the new version of its vision-based advanced driver-assistance system (ADAS), EyeSight, which will provide advanced features including adaptive cruise control, lane-keep assist, and pre-collision braking.
•Xilinx announced the T1 Telco Accelerator Card for O-RAN distributed units (O-DUs) and virtual baseband units (vBBUs) in 5G networks, which enables the O-DU to deliver greater 5G performance and services while reducing overall system power consumption and cost.
•Xilinx and Continental announced that Xilinx will power Continental’s new Advanced Radar Sensor (ARS) 540 with the Zynq® UltraScale+™ MPSoC platform, creating the automotive industry’s first production-ready 4D imaging radar.
•Xilinx announced a collaboration with Spline.AI and Amazon Web Services (AWS) that developed a X-ray classification deep-learning model and reference design kit that demonstrates high accuracy and low latency utilizing Vitis AI. This enables medical equipment makers and healthcare providers to rapidly deploy trained models for clinical and radiological inference applications, including for pneumonia and COVID-19 detection in mobile, portable and point-of-care devices.

Business Outlook - Fiscal Third Quarter 2021

The following guidance is based on current expectations and estimates and, as indicated, is presented on a GAAP and non-GAAP basis. This guidance is forward-looking and incorporates a 14-week quarter; actual results may differ materially as a result of, among other things, the important factors discussed and referred to at the end of this press release.

Non-GAAP
	GAAP	Adjustments	Non-GAAP
Revenues	$750M - $800M	—	$750M - $800M
Gross Margin	67.5% - 70.5%	~1% (1)	68.5% - 71.5%
Operating Expenses	$338M - $352M	~$(5M) (2)	$333M - $347M
Other Expense	$12M - $16M	—	$12M - $16M
Tax Rate	5% - 8%	~1% (3)	6% - 9%
Notes regarding Non-GAAP Adjustments:
(1)Amortization of acquisition-related intangibles
(2)M&A related expenses and amortization of acquisition-related intangibles
(3)Income tax effect of non-GAAP adjustments

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the September quarter financial results and management's outlook for the December quarter. The webcast and subsequent replay will be available in the investor relations section of the Company's web site at investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (800) 585-8367 and referencing confirmation code 7964802. The telephonic replay will be available for two weeks following the live call.

Non-GAAP Financial Information

Fiscal second quarter 2021 results and business outlook for the December quarter include financial measures which are not determined in accordance with the United States generally accepted accounting principles (GAAP), as indicated. Non-GAAP measures should not be considered as a substitute for, or superior to, financial measures determined in accordance with GAAP. The presentation of non-GAAP financial measures has been reconciled, in each case, to the most directly-comparable GAAP measure, as indicated in the accompanying tables. The Company’s calculation of such non-GAAP measures may not be comparable to similarly-titled measures used by other companies.

Management uses the non-GAAP financial measures disclosed herein, other than free cash flow, to evaluate the Company's financial results from continuing operations (excluding the impact of acquisitions) and compare to operating performance in past periods. Similarly, Management believes presentation of these non-GAAP measures is useful to investors because it enables investors and analysts to evaluate operating expenses of the Company's core business, excluding the impact of non-core business expenses, such as acquisition-related amortization and non-recurring items, as described below:

M&A related expenses: These expenses mainly consist of legal and consulting fees associated with acquisition activities. The Company believes these costs do not reflect its current operating performance. Consequently, the non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Amortization of acquisition-related intangibles: Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology acquired in connection with business combinations. The non-GAAP adjustments exclude these charges to facilitate an evaluation of the Company’s current operating performance and comparisons to its past operating performance.

Income taxes: The Company excludes the income tax effects of non-GAAP adjustments reflected in operating expenses and other income, as detailed above. It also excludes other significant tax effects of post-acquisition tax integration transactions. The Company believes excluding post-acquisition tax integration items will facilitate a comparable evaluation of its current performance to its past performance. The third quarter of fiscal 2021 outlook does not reflect other tax related items which the Company is not able to predict without unreasonable efforts due to their inherent uncertainty.

In addition, free cash flow, which is cash flow from operations adjusted to exclude additions to software, property, plant, and equipment, is used by management when assessing the Company’s sources of liquidity, capital resources, and quality of earnings. The Company believes that this non-GAAP financial measure is helpful in understanding the Company’s capital requirements and provides an additional means to evaluate the cash flow trends of the Company’s business.

Forward-Looking Statements

This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our products, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the December quarter. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including, among others, the impact of the ongoing COVID-19 pandemic and related mitigation measures (which, in addition to presenting its own risks and uncertainties, may also heighten the other risks and uncertainties faced by our business and decrease our visibility into all aspects of our business), customer acceptance of our new products, changing global economic conditions, our dependence on certain customers, trade and export restrictions, the condition and performance of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, our ability to successfully manage production at multiple foundries, our reliance on third parties (including distributors), variability in wafer pricing, costs and liabilities associated with current and future litigation, our ability to generate cost and operating expense savings in an efficient and timely manner, our ability to realize the goals contemplated by our acquisitions and strategic investments, the impact of current and future legislative and regulatory changes, the impact of new accounting pronouncements and tax laws, including the U.S. Tax Cuts and Jobs Act, and interpretations thereof, and other risk factors described in our most recent Forms 10-Q and 10-K.

About Xilinx

Xilinx, Inc. develops highly flexible and adaptive computing platforms that enable rapid innovation across a variety of technologies - from the cloud, to the edge, to the endpoint. Xilinx is the inventor of the FPGA and Adaptive SoCs (including our Adaptive Compute Acceleration Platform, or ACAP), designed to deliver the most dynamic computing technology in the industry. We collaborate with our customers to create scalable, differentiated and intelligent solutions that enable the adaptable, intelligent and connected world of the future. For more information, visit xilinx.com.

Xilinx, the Xilinx logo, Alveo, Artix, Kintex, Spartan, Versal, Vitis, Virtex, Vivado, Zynq, and other designated brands included herein are trademarks of Xilinx in the United States and/or other countries. All other trademarks are the property of their respective owners.

XLNX-F

XILINX, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	September 26, 2020	June 27, 2020	September 28, 2019	September 26, 2020	September 28, 2019
Net revenues	$766,535	$726,673	$833,366	$1,493,208	$1,682,998
Cost of revenues:
Cost of products sold	218,120	226,103	287,372	444,223	570,872
Amortization of acquisition-related intangibles	6,696	6,697	5,734	13,393	9,003
Total cost of revenues	224,816	232,800	293,106	457,616	579,875
Gross margin	541,719	493,873	540,260	1,035,592	1,103,123
Operating expenses:
Research and development	219,647	210,113	222,979	429,760	427,079
Selling, general and administrative	113,793	105,383	111,596	219,176	219,021
Amortization of acquisition-related intangibles	2,862	2,862	2,169	5,724	2,569
Total operating expenses	336,302	318,358	336,744	654,660	648,669
Operating income	205,417	175,515	203,516	380,932	454,454
Interest and other income (expense), net	(10,771)	(12,153)	12,329	(22,924)	23,941
Income before income taxes	194,646	163,362	215,845	358,008	478,395
Provision (benefit) for income taxes	830	69,526	(11,148)	70,356	9,943
Net income	$193,816	$93,836	$226,993	$287,652	$468,452
Net income per common share:
Basic	$0.79	$0.39	$0.90	$1.18	$1.85
Diluted	$0.79	$0.38	$0.89	$1.17	$1.83
Cash dividends per common share	$0.38	$0.38	$0.37	$0.76	$0.74
Shares used in per share calculations:
Basic	244,837	243,180	252,399	243,602	252,728
Diluted	246,763	245,543	255,269	245,847	256,509

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 26, 2020	March 28, 2020*
	(unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$3,095,936	$2,267,216
Accounts receivable, net	362,497	273,028
Inventories	282,048	304,340
Other current assets	73,034	64,557
Total current assets	3,813,515	2,909,141
Net property, plant and equipment	357,480	372,574
Other assets	1,404,936	1,411,619
Total Assets	$5,575,931	$4,693,334

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$590,909	$586,421
Current portion of long-term debt	499,662	499,260
Total current liabilities	1,090,571	1,085,681
Long-term debt	1,492,066	747,110
Other long-term liabilities	540,457	545,494
Stockholders' equity	2,452,837	2,315,049
Total Liabilities and Stockholders' Equity	$5,575,931	$4,693,334

* Fiscal 2020 balances are derived from audited financial statements.

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)
	Three Months Ended			Six Months Ended
	September 26, 2020	June 27, 2020	September 28, 2019	September 26, 2020	September 28, 2019
SELECTED CASH FLOW INFORMATION:
Depreciation and amortization of software	$30,249	$31,749	$22,438	$61,998	$42,551
Amortization - others	15,316	15,059	12,965	30,375	22,050
Stock-based compensation	58,439	50,383	49,822	108,822	92,575
Net cash provided by operating activities	247,583	245,471	223,694	493,054	521,910
Purchases of property, plant and equipment and software	15,331	15,461	33,641	30,792	62,842
Payment of dividends to stockholders	93,105	92,414	93,484	185,519	187,445
Repurchases of common stock	—	53,682	32,250	53,682	477,245
Taxes paid related to net share settlement of restricted stock units, net of proceeds from issuance of common stock	30,072	3,239	47,857	33,311	51,976

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$2,963	$2,721	$2,812	$5,684	$5,425
Research and development	36,110	30,369	29,702	66,479	54,576
Selling, general and administrative	19,366	17,293	17,308	36,659	32,574

XILINX, INC.
RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
(Unaudited)
(In thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	September 26, 2020	June 27, 2020	September 28, 2019	September 26, 2020	September 28, 2019
GAAP gross margin	$541,719	$493,873	$540,260	$1,035,592	$1,103,123
Inventory valuation adjustment	—	—	1,741	—	1,741
Amortization of acquisition-related intangibles	6,696	6,697	5,734	13,393	9,003
Non-GAAP gross margin	$548,415	$500,570	$547,735	$1,048,985	$1,113,867

GAAP operating income	$205,417	$175,515	$203,516	$380,932	$454,454
Inventory valuation adjustment	—	—	1,741	—	1,741
Amortization of acquisition-related intangibles	9,558	9,559	7,903	19,117	11,572
Acquisition-related costs	1,506	1,563	3,979	3,069	9,350
Non-GAAP operating income	$216,481	$186,637	$217,139	$403,118	$477,117

GAAP net income	$193,816	$93,836	$226,993	$287,652	$468,452
Inventory valuation adjustment	—	—	1,741	—	1,741
Amortization of acquisition-related intangibles	9,558	9,559	7,903	19,117	11,572
Acquisition-related costs	1,506	1,563	3,979	3,069	9,350
Income tax effect of tax-related items	—	56,801	—	56,801	—
Income tax effect of non-GAAP adjustments	(1,470)	(1,590)	(536)	(3,060)	(1,959)
Non-GAAP net income	$203,410	$160,169	$240,080	$363,579	$489,156

GAAP diluted EPS	$0.79	$0.38	$0.89	$1.17	$1.83
Inventory valuation adjustment	—	—	—	—	—
Amortization of acquisition-related intangibles	0.03	0.04	0.03	0.08	0.05
Acquisition-related costs	0.01	0.01	0.02	0.01	0.04
Income tax effect of tax-related items	—	0.23	—	0.23	—
Income tax effect of non-GAAP adjustments	(0.01)	(0.01)	—	(0.01)	(0.01)
Non-GAAP diluted EPS	$0.82	$0.65	$0.94	$1.48	$1.91

GAAP cash flow from operations	$247,583	$245,471	$223,694	$493,054	$521,910
Capital expenditures (including software)	(15,331)	(15,461)	(33,641)	(30,792)	(62,842)
Free cash flow	$232,252	$230,010	$190,053	$462,262	$459,068